Exhibit 31.3

Rule 13a-14(a)/15d-14(a) Certification of the Chief Executive Officer

I, John Hadjipateras, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Dorian LPG Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 30, 2018	/s/ John Hadjipateras
John Hadjipateras
Chief Executive Officer